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                                                                    EXHIBIT 4.01


                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of July 15, 1999 by and among Integrated Systems, Inc., a California corporation ("ACQUIRER") and the persons and entities listed on EXHIBIT A hereto (collectively, the "SHAREHOLDERS" and each individually a "SHAREHOLDER") who are shareholders of Software Development Systems, Inc., an Illinois corporation ("TARGET"). All terms not otherwise defined herein shall have the meaning forth in the Plan (as defined below). This Agreement shall become effective upon the Closing (as such term is defined in the Plan (as defined below)) and shall be of no further force or effect if the Closing does not occur by July 31, 1999.

                                 R E C I T A L S

     A. Target, Acquirer and ISI Acquisition Corporation, an Illinois corporation and a wholly owned subsidiary of Acquirer ("SUB"), have entered into an Agreement and Plan of Reorganization (the "PLAN") dated as of July 15, 1999, pursuant to which Target will merge with and into Sub in a forward triangular merger with Sub to be the surviving corporation of the Merger (the "MERGER").

     B. As a condition precedent to the consummation of the Merger, Section 1.5 of the Plan provides that the Shareholders shall be granted certain registration rights with respect to the shares of Acquirer's Common Stock that are issued to the Shareholders in the Merger (the "MERGER SHARES"), subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

     1. REGISTRATION RIGHTS.

          1.1 DEFINITIONS. For purposes of this Section 1:

               (a) REGISTRATION. The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "1933 ACT"), and the declaration or ordering of effectiveness of such registration statement.

               (b) REGISTRABLE SECURITIES. The term "REGISTRABLE SECURITIES" means: (1) all of the Merger Shares, and (2) any shares of Common Stock of Acquirer issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Merger Shares; EXCLUDING in all cases, however, (i) any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with Section 2 of this Agreement, (ii) any Registrable Securities sold in a public offering pursuant to a registration statement filed with the SEC or sold to the public by the holders thereof pursuant to Rule 144


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promulgated under the 1933 Act ("RULE 144"); or (iii) any Registrable Securities
which may be sold in the public market in a three-month period without registration under the 1933 Act pursuant to Rule 144.

               (c) PROSPECTUS. The term "PROSPECTUS" shall mean the prospectus included in any Registration Statement filed pursuant to the provisions hereof (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the 1933 Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(d) HOLDER. For purposes of this Agreement, the term "HOLDER" means any person owning of record Registrable Securities.

(e) SEC. The term "SEC" or "COMMISSION" means the U.S. Securities and Exchange Commission.

          1.2 REGISTRATION.

               (a) SHELF REGISTRATION. Acquirer shall prepare and file with the SEC within ninety (90) days following the Closing (as defined in the Plan), and use its best efforts to have declared effective as soon as practicable thereafter, a registration statement on Form S-3 (a "REGISTRATION STATEMENT") providing for the resale by the Holders of all of the Registrable Securities then owned by the Holders. Acquirer shall use its best efforts to keep the Registration Statement continuously effective, pursuant to the rules, regulations or instructions under the 1933 Act applicable to Form S-3, for such period (the "EFFECTIVENESS PERIOD") ending on the date that is two (2) years after the date of the Closing or such shorter period ending when all of the Registrable Securities cease to meet the definition of Registrable Securities pursuant to Section 1.1(b). If any Shareholder intends to sell or otherwise distribute the Registrable Securities covered by this Agreement, then each such Shareholder shall so advise Acquirer, with a copy to its counsel, in writing pursuant to the notice provisions set forth in Section 3.1 hereof. Such notice must be received by Acquirer and its counsel no more than sixty (60) and no less than two (2) business days prior to such intended sale or distribution.

               (b) SUSPENSION. If Acquirer shall determine pursuant to the good faith judgment of the Board of Directors of Acquirer, that it would be seriously detrimental to Acquirer and its shareholders for resales of Registrable Securities to be made pursuant to the Registration Statement, due to (A) the existence of a material development or a material development that might potentially occur, with respect to or involving Acquirer which Acquirer would be obligated to disclose in the Prospectus contained in the Registration Statement, which disclosure would in the good faith judgment of the Board of Directors of Acquirer be premature or otherwise inadvisable at such time and would have a material adverse affect upon Acquirer and its shareholders, or (B) the occurrence of any event that makes any statement made in such


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Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then Acquirer shall deliver a certificate in writing to the Holders to the effect of the foregoing and, upon receipt of such certificate, the use of the Registration Statement and Prospectus will be deferred or suspended and will not recommence until (1) such Holder's receipt from Acquirer of copies of the supplemented or amended Prospectus, or (2) such Holders are advised in writing by Acquirer that the Prospectus may be used. Acquirer will use its best efforts to ensure that the use of the Registration Statement and Prospectus may be resumed as soon as practicable and, in the case of a pending development or event referred to in
(A) above, as soon, in the judgment of Acquirer, as disclosure of the material information relating to such pending development would not have a materially adverse effect on Acquirer's ability to consummate the transaction, if any, to which such development relates. Notwithstanding the foregoing or any other provision of this Agreement, (i) the Acquirer shall not restrict dispositions under this section for a period exceeding forty-five (45) days unless the Acquirer shall have delivered to the Holders a second notice in writing extending the restriction period up to an additional fifteen (15) days (or such shorter period of time as specified in the notice); (ii) in no event shall the Acquirer be permitted to extend the restriction period under this section beyond the sixty (60) day period, and the Acquirer shall not restrict sales under this section on more than two separate occasions in any twelve-month period, and
(iii) the period during which Acquirer shall be required to maintain the effectiveness of the Registration Statement shall be extended by one (1) day for each full or partial day during which the use of such Registration Statement or Prospectus is deferred or suspended by Acquirer in accordance with this Section 1.2(b).

               (c) EXPENSES. All expenses, other than underwriting discounts and brokers commissions, incurred in connection with the Registration Statement shall be borne by Acquirer.

          1.3 OBLIGATIONS OF ACQUIRER. Acquirer shall, as expeditiously as reasonably possible:

               (a) Prepare promptly and file with the SEC the Registration Statement as provided in Section 1.2(a), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and use its best efforts to cause such Registration Statement to become effective as soon as practicable.

               (b) Before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish, at least five (5) Business Days prior to such filing, to the counsel selected by the holders of a majority of the Registrable Securities, copies of all


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such documents proposed to be filed which documents will be subject to the review of such counsel and which review shall be completed no later than two (2) Business Days prior to the proposed filing date).

               (c) As promptly as is practicable after an event identified in paragraph (e) below, prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

               (d) Use all commercially reasonable efforts to cause all such Registrable Securities to be listed on the Nasdaq National Market.

               (e) In the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any common stock included in such Registration Statement for sale in any jurisdiction, use all reasonable efforts promptly to obtain the withdrawal of such order.

               (f) Prepare promptly and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

               (g) Furnish to Holders such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the 1933 Act, and such other documents as reasonably requested in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

               (h) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Holders, provided that Acquirer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (i) Notify Holders promptly (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to such Registration Statement or related Prospectus or for additional information, (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by Acquirer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the happening of any event which makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires


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the making of any changes in the Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (v) of Acquirer's determination that a post-effective amendment to the Registration Statement would be appropriate.

          1.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of Acquirer to take any action pursuant to Section 1.2 that each Holder shall furnish to Acquirer such information regarding Holder, the Registrable Securities held by Holder, and the intended method of disposition of such securities as shall be legally required to be disclosed in the Prospectus.

          1.5 INDEMNIFICATION

(a) BY ACQUIRER. To the fullest extent permitted by law, Acquirer will indemnify and hold harmless each of the Holders, officers, directors, trustees, fiduciaries, employees and agents of a Holder or underwriter (as defined in the 1933 Act) and each person, if any, who controls a Holder within the meaning of the 1933 Act or the Securities Exchange Act of 1934 (the "1934 ACT") (collectively, "HOLDER INDEMNIFIED PARTIES"), against any losses, claims, damages, or liabilities (joint or several) to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

               (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or in any amendments or supplements thereto;

               (ii) the omission or alleged omission to state in the Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or in any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

               (iii) any violation or alleged violation by Acquirer of the 1933 Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such Registration Statement.

     Acquirer will reimburse each Holder Indemnified Party for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, that the indemnity agreement contained in this subsection 1.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Acquirer


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(which consent shall not be unreasonably withheld), nor shall Acquirer be liable to a particular Holder or such Holder's Holder Indemnified Parties in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder. Acquirer shall not consent to any settlement or confess to any judgment against a Holder Indemnified Party unless such settlement or judgment contains a full release of liability.

(b) BY HOLDERS. To the fullest extent permitted by law, each Holder will indemnify and hold harmless Acquirer, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls Acquirer within the meaning of the 1933 Act, any other employee or agent of Acquirer, each other Holder, each person, if any, who controls such Holder within the meaning of the 1933 Act, and any other employee or agent of such Holder, against any losses, claims, damages or liabilities (joint or several) to which Acquirer or any such director, officer, or controlling person, employee or agent may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration Statement; and such Holder will reimburse any legal or other expenses reasonably incurred by Acquirer or any such director, officer, or controlling person, employee or agent in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; and PROVIDED FURTHER, that the total amounts payable in indemnity by Holder under this Section 1.5(b) in respect of any Violation shall not exceed the net proceeds received by Holder in the registered offering out of which such Violation arises.

(c)` NOTICE. Promptly after receipt by an indemnified party under this Section
1.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 1.5, deliver to the indemnifying party a written notice of the commencement of such an action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall (to the extent of such prejudice) relieve such indemnifying party of any liability to the indemnified party under this Section 1.5, but the omission so to deliver written


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notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.5.

(d) DEFECT ELIMINATED IN FINAL PROSPECTUS. The foregoing indemnity agreements of Acquirer and such Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary Prospectus but eliminated or remedied in the amended Prospectus on file with the SEC at the time the Registration Statement becomes effective or in the amended Prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreements shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the 1933 Act.

(e) CONTRIBUTION. In order to provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either (i) Holder (and/or any Holder Indemnified Party who may be indemnified under Section 1.5(a)), makes a claim for indemnification pursuant to this Section 1.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.5 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of such Holder (and/or any Holder Indemnified Party who may be indemnified under Section 1.5 (a)) in circumstances for which indemnification is provided under this Section 1.5; then, and in each such case, Acquirer and such Holder (and/or such other indemnified person) will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to their relative fault as determined by a court of competent jurisdiction; PROVIDED HOWEVER, that in no event, except in instances of intentional fraud by the Holder in which case there is no limitation, (i) shall any Holder be responsible for more than the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the Registration Statement bears to the public offering price of all securities offered by and sold under such Registration Statement or (ii) shall a Holder be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and in any event, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f) SURVIVAL. The obligations of Acquirer and such Holder under this Section 1.5 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

          1.6 PIGGYBACK REGISTRATIONS

(a) RIGHT TO PIGGYBACK. So long as any Registrable Security remains outstanding, whenever the Acquirer proposes to register any of its Common Stock under the Securities Act for sale in an underwritten public offering, other than pursuant to a registration statement on Form S-8 or Form S-4, or any other form which in the future may be approved by the SEC in lieu of such forms for


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the same purposes (a "PIGGYBACK REGISTRATION"), the Acquirer will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will, subject to Sections 1.6(b) and 1.6(c), include in such registration all Registrable Securities with respect to which the Acquirer has received written requests for inclusion therein within 15 days after the receipt of the Acquirer's notice.

(b) PRIORITY IN PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Acquirer, and the managing underwriters advise the Acquirer in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Acquirer will include securities in such registration in the following order of priority: (i) first, the securities the Acquirer proposes to sell, (ii) second, the securities requested to be included in such registration by any stockholders of the Acquirer having demand registration rights, and (iii) third, the Registrable Securities requested to be included by the Shareholders and all Common Stock requested to be included in such registration by other holders of Common Stock (the "OTHER COMMON STOCK"), pro-rata based on the respective number of shares of Common Stock held by each Shareholder and other holder of Common Stock.

(c) PRIORITY IN SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Acquirer's securities, and the managing underwriters advise the Acquirer in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Acquirer will include securities in such registration in the following order of priority: (i) first, the securities requested to be included in such registration by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration by the Shareholders and all Other Common Stock requested to be included in such registration by the holders of such Other Common Stock, pro-rata based on the respective number of shares of Common Stock held by each Shareholder and other holder of Common Stock, and (iii) third, additional securities of the Acquirer requested to be included in such registration.

          1.7 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Acquirer (provided that all such arrangements are applied consistently to all selling stockholders, directors and executive officers) and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          1.8 REPORTS UNDER EXCHANGE ACT. With a view to making available to the holders of the Registrable Securities the benefits of Rule 144 and any other rule or regulations of the Securities and Exchange Commission that may at any time permit a holder to sell securities of the Acquirer to the public without registration, the Acquirer agrees to use its best efforts to:


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(a) make and keep public information available as contemplated in Rule 144, at all times;

(b) file with the SEC in a timely manner all reports and other documents required of the Acquirer under the Securities Act and the Exchange Act; and

(c) furnish to any holder, so long as such holder owns any of the Registrable Securities, forthwith upon request a written statement by the Acquirer that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such report requirements), a copy of the most recent annual or quarterly report of the Acquirer and such other reports and documents so filed with the Securities and Exchange Commission by the Acquirer as may be reasonably requested in availing any holder, under any rule or regulation of the Securities and Exchange Commission, of the right to sell any such Registrable Securities without registrations.

          1.9 TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to Sections 1.2 and 1.6 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section
1.2 or 1.6 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act; provided, however, if James E. Challenger is not an employee of Acquirer and holds more than one percent (1%) of the outstanding Common Stock of Acquirer, the obligations of Acquirer pursuant to Section 1.6 shall not terminate until his holdings fall below one percent (1%) of the outstanding Common Stock of Acquirer.

     2. ASSIGNMENT.

          2.1 ASSIGNMENT. Notwithstanding anything herein to the contrary, the registration rights of a Holder under Section 1 hereof may be assigned only to
(i) a family member of such Holder or a trust, partnership or similar estate planning entity created for the benefit of such Holder and/or such Holder's family members or a qualified entity under Section 501(c)(3) of the Internal Revenue Code or (ii) a Person acquires from Holder at least Fifty Thousand (50,000) shares of Common Stock that constitute the original number of Registrable Securities (or, if such Holder holds less than 50,000 shares of Common Stock that constitute at least ten percent (10%) of such Holder's original Registrable Securities, all of such Holder's shares of Common Stock) (as such number may be adjusted to reflect subdivisions, combinations and stock dividends of Acquirer's Common Stock) or as a distribution made by a Holder which is a partnership to the partners of such Holder of Registrable Securities; PROVIDED, HOWEVER that no party may be assigned any of the foregoing rights until Acquirer is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of Acquirer as to which the rights in question are being assigned; PROVIDED, FURTHER that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2.


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     3. GENERAL PROVISIONS.

          3.1 NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, sent by telecopier or by nationally recognized express courier service as follows:



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          (a)      if to Acquirer, at:

                   Integrated Systems, Inc.
                   201 Moffett Park Drive
                   Sunnyvale, CA 94089
                   Attention: Chief Financial Officer
                   Facsimile: (408) 542-1959

          with a copy to:

                   Fenwick & West LLP
                   Two Palo Alto Square
                   Palo Alto, CA 94306
                   Attention: Fred Greguras, Esq.
                   Facsimile: (650) 494-1417

          (b)      If to Holders:

                   To the address set forth on Exhibit A hereto

          with a copy to:

                   Sachnoff & Weaver LLP
                   30 South Wacker Drive
                   Chicago, IL  60606
                   Attention: Seth Hemming, Esq.
                   Facsimile: (312) 207-6400

Any party hereto (and such party's permitted assigns) may by notice so given provide and change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or three business days after being deposited in the mail in the manner set forth above.

          3.2 ENTIRE AGREEMENT. This Agreement and the Plan constitute and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

          3.3 AMENDMENT OF RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the prior written consent of Acquirer and Holders of a majority of all Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.3 shall be binding upon each Holder, each permitted successor or assignee of such Holder and Acquirer.


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          3.4 GOVERNING LAW. This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws.

          3.5 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          3.6 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          3.7 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 2.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

          3.8 CAPTIONS. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

          3.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.10 COSTS AND ATTORNEYS' FEES. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

          3.11 LEGENDS.

          Each Holder understands that prior to the effectiveness of the Registration Statement certificates or other instruments representing any of the Registrable Securities acquired by Holder will bear legends substantially similar to the following, in addition to any other legends required by federal or state laws:

          THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

          THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

          Each Holder agrees that, in order to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legends, or elsewhere herein, Acquirer may, prior to the effectiveness of the Registration Statement issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to any certificate or other instrument representing Registrable Securities, or if Acquirer transfers its own securities, that it may make appropriate notations to the same effect in Acquirer's records.

          Each Holder also understands that subsequent to the effectiveness of the Registration Statement, upon the written request of a Holder, the Holder may surrender the certificates or other instruments representing any of the Registrable Securities and Acquirer will, as promptly as practicable, cause the legend described above to be replaced with a legend substantially similar to the following (in addition to any other legends required by state laws):

          THE RESALE OF THE SHARES REPRESENTED HEREBY MAY BE MADE ONLY PURSUANT TO THE PLAN OF DISTRIBUTION SET FORTH IN THE REGISTRATION STATEMENT FILED PURSUANT TO THE TERMS OF A REGISTRATION RIGHTS AGREEMENT BETWEEN ISSUER AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER.

          (a) The Holders hereby acknowledge and agree that the Registrable Securities may not be transferred except pursuant to (i) a registered offering under the Securities Act, including without limitation, the Registration Statement contemplated hereunder, (ii) Rule 144 promulgated pursuant to the Securities Act (or any similar rule or rules then in force) if available, or
(ii) subject to the conditions specified in subparagraph (b) below, any other legally available means of transfer.

          (b) In connection with the transfer of any Registrable Securities (other than a transfer pursuant to a registered public offering), the holder thereof shall deliver written notice to Acquirer describing in reasonable detail the transfer or proposed transfer, together with an opinion of securities counsel (with such opinion and such counsel being reasonably satisfactory to Acquirer) to the effect that such transfer of Registrable Securities may be effected without registration of such Registrable Securities under the Securities Act or any applicable state securities law. In addition, if the holder of Registrable Securities delivers to Acquirer such an opinion that concludes that no subsequent transfer of such Registrable Securities will require registration under the Securities Act or any applicable state securities law, Acquirer shall promptly upon such contemplated transfer deliver new certificates for such Registrable Securities which do not bear the restrictive legend set forth in this Agreement. If the Holder's broker delivers a certificate in connection with any registered sale of Registrable Securities that such sale has been effected in accordance with the plan of distribution set forth in the applicable Registration Statement, then Acquirer shall promptly upon such contemplated transfer deliver new certificates for such Registrable Securities which do not bear the restrictive legend set forth in this Agreement.


                  [REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INTEGRATED SYSTEMS, INC.

By: /s/ Charles M. Boesenberg
    -----------------------------------

Name: Charles M. Boesenberg
    -----------------------------------

Its: President & CEO
    -----------------------------------

SHAREHOLDERS:
                                              James E. Challenger, Jr. 1994 GST Trust
                                              U/A 12/30/94


/s/ James E. Challenger, Jr.                  By: /s/ James E. Challenger, Jr.
----------------------------------------          ----------------------------------------
James E. Challenger, Jr.                           James E. Challenger, Jr., Trustee


/s/ Robert M. Zieserl                         /s/ Anthony D. Skiba
----------------------------------------      --------------------------------------------
Robert M. Zieserl                             Anthony D. Skiba


Robert M. Zieserl Irrevocable Gift Trust      Robert M. Zieserl Irrevocable Gift Trust
f/b/o John William Zieserl, dated March       f/b/o Charles Moran Zieserl, dated March
19, 1999                                      19, 1999


By:  /s/ James F. Shaw, Jr.                   By: /s/ James F. Shaw, Jr.
     -----------------------------------          ----------------------------------------
      James F. Shaw, Jr., Trustee                  James F. Shaw, Jr., Trustee


John William Zieserl Minority Trust           Charles Moran Zieserl Minority Trust
dated 12/23/98                                dated 12/23/98


By:  /s/ James F. Shaw, Jr.                   By: /s/ James F. Shaw, Jr.
     -----------------------------------          ----------------------------------------
      James F. Shaw, Jr., Trustee                  James F. Shaw, Jr., Trustee

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                    EXHIBIT A
                              LIST OF SHAREHOLDERS


                                           NUMBER OF SHARES OF ACQUIRER COMMON STOCK
NAME AND ADDRESS                           HELD AFTER THE EFFECTIVE TIME OF THE MERGER
----------------                           -------------------------------------------
Anthony Skiba                                                 429,868
c/o Drew Kornreich
Sachnoff & Weaver LLP
30 South Wacker Drive
Chicago, IL  60606

James E. Challenger, Jr.                                      429,868
777 Prospect
Winnetka, IL  60093

James E. Challenger, Jr.                                      429,868
1994 GST Trust U/A
12-30-94
777 Prospect
Winnetka, IL  60093

Robert M. Zieserl as Trustee                                   86,515
for Robert M. Zieserl Declaration
of Trust Dated February 18, 1999

John William Zieserl Minority Trust                             5,372
Agreement Dated December 23, 1998
1001 Gran Bay Road, Suite 316
Chicago, IL  60093

Charles Moran Zieserl Minority Trust                            21,492
Agreement Dated December 23, 1998
1001 Gran Bay Road, Suite 316
Chicago, IL  60093

Robert M. Zieserl Irrevocable Gift                               5,372
Trust f/b/o John William Zieserl
Dated March 19, 1999
1001 Gran Bay Road, Suite 316
Chicago, IL  60093

                                    EXHIBIT A
                          LIST OF SHAREHOLDERS (CONT'D)


                                           NUMBER OF SHARES OF ACQUIRER COMMON STOCK
NAME AND ADDRESS                           HELD AFTER THE EFFECTIVE TIME OF THE MERGER
----------------                           -------------------------------------------
Robert M. Zieserl Irrevocable Gift                              21,492
Trust f/b/o Charles Moran Zieserl
Dated March 19, 1999
1001 Gran Bay Road, Suite 316
Chicago, IL  60093

Jeffrey Barth                                                      190
745 Frenchman's Road
Stanford, CA  94305